SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 21, 2008
(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)
100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)
734-477-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
On May 27, 2008, Borders Group, Inc. (the “Company”) issued a press release regarding its financial results for the first quarter of fiscal 2008 ended May 3, 2008. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Current Report, including the exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On May 21, 2008, the Compensation Committee of the Board of Directors of the Company approved a compensation arrangement for Edward W. Wilhelm, the Company’s Chief Financial Officer, intended to encourage his retention during the implementation of the Company’s previously-announced strategic review process. There are two components to this arrangement:
1.	A cash bonus in the amount of $150,000 payable on May 21, 2009. Mr. Wilhelm will be eligible for this payment if he remains employed by the Company through that date or if his employment is terminated by the Company prior to such date.

2.	A restricted share grant to be issued on June 2, 2008. The number of restricted shares awarded will be determined by dividing $150,000 by the Fair Market Value of the Company’s stock on that date. These shares will vest on June 2, 2011, subject to continued service through that date and satisfaction of certain performance criteria related to the Company’s stock price.
ITEM 9.01 Financial Statements, ProForma Information and Exhibits.
(c) Exhibits:
99.1 Press release issued by Borders Group, Inc. on May 27, 2008.
SAFE HARBOR STATEMENT
Forward-looking statements in this report should be read in conjunction with the Safe Harbor Statement in Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Borders Group, Inc.
(Registrant)

Dated: May 27, 2008	By:	/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:
99.1	Press Release issued by Borders Group, Inc. on May 27, 2008.